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                                                                   EXHIBIT 21.01


                         SUBSIDIARIES OF THE REGISTRANT


1.  Crescent Real Estate Equities, Ltd., a Delaware corporation

2. Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership

3.  CRE Management I Corp., a Delaware corporation

4.  CRE Management II Corp., a Delaware corporation

5.  CRE Management III Corp., a Delaware corporation

6.  CRE Management IV Corp., a Delaware corporation

7.  CRE Management V Corp., a Delaware corporation

8.  CRE Management VI Corp., a Delaware corporation

9.  CRE Management VII Corp., a Delaware corporation

10. CRE Management VIII, L.L.C., a Delaware limited liability company

11. CRE Management IX, L.L.C., a Delaware limited liability company

12. Crescent Real Estate Funding I, L.P., a Delaware limited partnership

13. Crescent Real Estate Funding II, L.P., a Delaware limited partnership

14. Crescent Real Estate Funding III, L.P., a Delaware limited partnership

15. Crescent Real Estate Funding IV, L.P., a Delaware limited partnership

16. Crescent Real Estate Funding V, L.P., a Delaware limited partnership

17. Crescent Real Estate Funding VI, L.P., a Delaware limited partnership

18. Crescent Real Estate Funding VII, L.P., a Delaware limited partnership

19. Crescent Real Estate Funding VIII, L.P., a Delaware limited partnership

20. Crescent Real Estate Funding IX, L.P., a Delaware limited partnership

21. CREM Holdings, L.L.C., a Delaware limited liability company

22. Crescent Capital Funding, L.L.C., a Delaware limited liability company

23. Crescent Funding Interest, L.L.C., a Delaware limited liability company

24. Crescent Entertainment Company, L.P., a Texas limited partnership

25. Crescent Entertainment Management L.L.C., a Texas limited liability company

26. CEC Management, L.L.C., a Texas limited liability company

27. Crescent Duddleston Hotel Partnership, L.P., a Texas limited partnership

28. CresCal Properties, L.P., a Delaware limited partnership

29. CresCal Properties, Inc., a Delaware corporation

30. Woodlands Office Equities - '95 Limited, a Texas limited partnership

31. Woodlands Retail Equities - '96 Limited, a Texas limited partnership

32. CresWood Development, L.L.C. - a Texas limited liability company

33. 301 Congress Avenue, L.P., a Delaware limited partnership

34. Crescent/301, L.L.C., a Delaware limited liability company

35. Crescent Commercial Realty Corp., a Delaware corporation

36. Crescent Commercial Realty Holdings, L.P., a Delaware limited partnership

37. CresTex Development L.L.C., a Delaware limited liability company

38. G/C Waterside Associates L.L.C., a Texas limited liability company

39. Crescent 1717 Main, L.L.C., a Texas limited liability company

40. Crescent E&M, L.L.C., a Texas limited liability company

41. Crescent Ervay & Main, L.P., a Texas limited partnership

42. Main Street Partners, L.P., a Texas limited partnership

43. Main Street Partners Management Company, L.P., a Texas limited partnership

44. Spectrum Mortgage Associates, L.P., a Delaware limited partnership

45. Crescent Washington Harbour, L.L.C., a Delaware limited partnership

46. Crescent Potomac Harbour, L.L.C., a Delaware limited partnership

47. Crescent Costa Mesa, L.L.C., a Delaware limited partnership

48. Crescent Woodfield, L.L.C., a Delaware limited partnership

49. Crescent SH IX, Inc., a Delaware corporation

50. CRE Aviation Interests, L.L.C., a Delaware limited liability company

51. Hudson Bay Partners II, L.P., a Delaware limited partnership

52. Hudson Bay Partners IV, L.P., a Delaware limited partnership